UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

MAGELLAN PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 3, 2013
Dear Stockholder:
On behalf of the Board of Directors and management of Magellan Petroleum Corporation, we are pleased to invite you to attend the Special Meeting of Stockholders (the "Special Meeting") to be held at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, on Wednesday, August 14, 2013, at 10:00 a.m. local time.
At the Special Meeting, you and other stockholders will be asked to vote on:

•	A proposal to approve the full convertibility and full voting power of the Series A Convertible Preferred Stock recently issued to One Stone Holdings II LP; and

•	A proposal to ratify the approval by the Board of Directors of an amendment to our By-Laws to allow for participation in stockholder meetings by means of remote communication.
The accompanying Notice of Special Meeting of Stockholders and Special Meeting Proxy Statement (the "Proxy Statement") provide more specific information about the Special Meeting.
Pursuant to U.S. Securities and Exchange Commission rules, we may provide you with access to our proxy materials via the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the accompanying Proxy Statement and a proxy card. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement and a form of proxy card. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.
Your vote is important, and we encourage you to vote even if you cannot attend the Special Meeting in person. You may vote by Internet or by telephone using the instructions in the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. If your shares are held of record by a bank or broker, please vote by using the instruction form provided to you by or on behalf of the bank or broker.
We thank you for your continued support of the Company and we look forward to seeing many of you at the Special Meeting.
Very truly yours,

J. Robinson West	J. Thomas Wilson
Chairman of the Board of Directors	President and Chief Executive Officer

1775 Sherman Street, Suite 1950
Denver, Colorado 80203

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on August 14, 2013
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Magellan Petroleum Corporation, a Delaware corporation (the "Company"), will be held at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, on Wednesday, August 14, 2013, at 10:00 a.m. local time, for the following purposes:

1.	To vote on a proposal to approve the full convertibility and full voting power of the Series A Convertible Preferred Stock issued to One Stone Holdings II LP; and

2.	To vote on a proposal to ratify the approval by the Board of Directors of an amendment to our By-Laws to allow for participation in stockholder meetings by means of remote communication.
Only stockholders of record at the close of business on June 20, 2013, are entitled to receive notice of and to vote at the Special Meeting. Only holders of record of shares of the Company's Common Stock at the close of business on June 20, 2013, are entitled to vote on Proposal 1.
Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 14, 2013: The Proxy Statement for the Special Meeting of Stockholders is available at http://www.proxyvote.com.

By Order of the Board of Directors,

C. Mark Brannum
Vice President, General Counsel and Secretary

July 3, 2013

TABLE OF CONTENTS

Page

GENERAL INFORMATION	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 14, 2013	2

VOTE REQUIRED FOR APPROVAL	2
Vote Required	2
Discretionary Voting	2
Quorum Required; "Broker Non-Votes" and Abstentions	3

PROPOSAL 1 APPROVAL OF FULL VOTING AND CONVERSION RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED TO ONE STONE HOLDINGS II LP	3
Introduction	3
Why the Company Needs Stockholder Approval	4
Certain Consequences if the Proposal is Not Approved	4
Use of Proceeds	5
Terms of the Series A Preferred Stock	5
Standstill	8
Registration Rights	8
Further Information	8
Vote Required for Approval	8
Board Recommendation	8

PROPOSAL 2 RATIFICATION OF APPROVAL BY BOARD OF DIRECTORS OF BY-LAW AMENDMENT TO ALLOW FOR PARTICIPATION IN STOCKHOLDER MEETINGS BY MEANS OF REMOTE COMMUNICATION	9
Explanation of Proposal	9
Vote Required for Approval	10
Board Recommendation	10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
Security Ownership of Management	11
Other Security Holders	13

OTHER BUSINESS	13

SOLICITATION OF PROXIES	13

STOCKHOLDER PROPOSALS	14
Notice of Business to be Brought Before a Stockholders' Meeting	14
Nominations of Persons for Election to the Board of Directors	14

WHERE YOU CAN FIND ADDITIONAL INFORMATION	15

APPENDIX A AMENDMENT TO BY-LAWS	A-1

1775 Sherman Street, Suite 1950
Denver, Colorado 80203

SPECIAL MEETING PROXY STATEMENT

GENERAL INFORMATION
This Special Meeting Proxy Statement (the "Proxy Statement") is furnished to stockholders of Magellan Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Company's Special Meeting of Stockholders (the "Special Meeting") to be held at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, on Wednesday, August 14, 2013, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The proxy materials for the Special Meeting, including this Proxy Statement and the proxy card or voting instructions, are first being distributed and made available on or about July 5, 2013.
As stated in the accompanying Notice of Special Meeting of Stockholders, the purposes of the Special Meeting are:

•
for the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), to vote on a proposal to approve the full convertibility and full voting power of the Series A Convertible Preferred Stock issued to One Stone Holdings II LP, and

•
for the holders of the Company's Common Stock and Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), to vote on a proposal to ratify the approval by the Board of an amendment to the Company's By-Laws to allow for participation in stockholder meetings by means of remote communication.

The Company's By-Laws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to most of our stockholders on or about July 5, 2013. Stockholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.
The Notice also provides instructions on how to select your preference for receiving future proxy materials, whether electronically by e-mail or in printed form via the United States Postal Service. If you choose to receive future proxy materials by e-mail, you will receive an e-mail for the next set of proxy materials with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or in printed form will remain in effect until you terminate it. Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 14, 2013
This Proxy Statement is available at: http://www.proxyvote.com.
You may vote your shares of Common Stock prior to the Special Meeting by following the instructions provided in the Notice, this Proxy Statement, and the voter website at http:// www.proxyvote.com. If you requested or otherwise received a paper copy of the proxy materials, voting instructions are also contained in the proxy card enclosed with those materials.
You may revoke your proxy at any time before it is voted by (i) filing a written notification of revocation with the Company's Corporate Secretary at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203; (ii) signing and dating a new and different proxy card with a later date; or (iii) voting your shares in person or by your duly-appointed agent at the Special Meeting. Attending the Special Meeting without voting by completing a ballot will not revoke a previously submitted proxy.
The persons named in the form of proxy will vote the shares of Common Stock represented by such proxy in accordance with the specifications made by means of a ballot provided in the proxy.
The record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting has been fixed by the Board as the close of business on June 20, 2013. On that date, there were 44,642,983 outstanding shares of Common Stock and 19,239,734 outstanding shares of Preferred Stock.

VOTE REQUIRED FOR APPROVAL

Vote Required
Each outstanding share of Common Stock is entitled to one vote on each of Proposals 1 and 2. Each outstanding share of Series A Preferred Stock is entitled to vote on Proposal 2 on an as-converted basis with the Common Stock, reflecting that each share of Series A Preferred Stock is currently convertible into one share of Common Stock; provided, however, that in the event that Proposal 1 is not approved by the holders of Common Stock, the shares of Series A Preferred Stock will remain subject to aggregate voting power and conversion rights limitations as described below under "Proposal 1 - Approval of Full Voting and Conversion Rights of Series A Convertible Preferred Stock Issued to One Stone Holdings II LP - Why the Company Needs Stockholder Approval."
Approval of Proposal 1 - approval of the proposal to approve the full convertibility and voting power of the Series A Preferred Stock issued to One Stone Holdings II LP will require the affirmative vote of a majority of the votes cast by the holders of shares of our Common Stock present in person or by proxy and voting at the Special Meeting, provided that a quorum exists.
Approval of Proposal 2 - approval of the proposal to ratify the approval by the Board of an amendment to the Company's By-Laws to allow for participation in stockholder meetings by means of remote communication will require the affirmative vote of a majority of the shares of our Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Special Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting
If your shares of our Common Stock are held in street name through a broker, bank, or other holder of record, you should note that the Company believes that brokers, banks, and other holders of record who are members of the New York Stock Exchange (the "NYSE") will be permitted under applicable NYSE rules to vote your shares in their discretion on the following matter to be presented at the Special Meeting:

•	Proposal 2 - the ratification of the approval by the Board of an amendment to the Company's By-Laws to allow for participation in stockholder meetings by means of remote communication;
even if your broker, bank, or other holder of record does not receive voting instructions from you.

Important Information: Applicable NYSE broker rules will not permit brokers to vote on Proposal 1 if the broker has not received voting instructions from its customer, the beneficial owner of the shares. Consequently, your brokerage firm may not vote on Proposal 1 absent instructions from you. Without your voting instructions on the proposal, your brokerage firm cannot vote, and therefore your shares will not be represented on the proposal. See "Quorum Required; "Broker Non-Votes" and Abstentions" below.

Quorum Required; "Broker Non-Votes" and Abstentions
Quorum Required: The holders of 33 1/3% of the total number of shares entitled to be voted at the Special Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Under the Delaware General Corporation Law, abstentions and "broker non-votes" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.
Broker Non-Votes and Abstentions: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a "broker non-vote." As noted above, your broker will not be entitled to vote your shares without your instructions on Proposal 1. Under Delaware law, an "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal other than the election of directors.
Effects of "Broker-Non Votes" and Abstentions: For Proposal 1, which requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Special Meeting and entitled to vote on the matter, abstentions will be counted towards the vote total and will have the same effect as a vote "AGAINST" Proposal 1, but broker non-votes (which are not "entitled to vote" on the matter) will not be counted and will have no effect. For Proposal 2, which requires the affirmative vote of a majority of the shares of our Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Special Meeting and entitled to vote on the matter, an abstention will not constitute an affirmative vote and therefore will have the same effect as a vote "AGAINST" Proposal 2.

PROPOSAL 1

APPROVAL OF FULL VOTING AND CONVERSION RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK ISSUED TO ONE STONE HOLDINGS II LP

Introduction
On May 10, 2013, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") with One Stone Holdings II LP ("One Stone"), an affiliate of One Stone Energy Partners, L.P., a New York based private equity firm focused on investments in the oil and gas industry. On May 17, 2013 (the "Closing Date"), pursuant to the terms of the Series A Purchase Agreement, the Company issued and sold to One Stone 19,239,734 shares of Series A Preferred Stock at a purchase price of $1.22 per share (the "Purchase Price"), for aggregate proceeds of approximately $23.5 million. Subject to certain conditions, each share of Series A Preferred Stock is convertible into one share of Common Stock at an initial conversion price of $1.22 per share.

Why the Company Needs Stockholder Approval
The Common Stock is listed on the NASDAQ Capital Market. Accordingly, we are subject to the NASDAQ Listing Rules. NASDAQ Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. This rule does not specifically define when a change of control is deemed to occur. However, NASDAQ suggests in its guidance that a change of control occurs, subject to certain exceptions, if after a transaction a person or an acquiring entity holds 20% or more of the voting power of the outstanding capital stock of an applicable listed company. In addition, NASDAQ Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, which may result in the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding prior to the issuance for less than the greater of book or market value. Even if securities are issued at a premium to the then current market price of the common stock, this rule will apply if the conversion price is subject to certain types of anti-dilution adjustments.
Accordingly, in order to comply with NASDAQ Listing Rules, the conversion and voting rights of the Series A Preferred Stock are limited until stockholder approval of the Series A Preferred Stock Proposal (as defined below) is obtained. Under these limitations, the shares of Series A Preferred Stock (together with any shares of Common Stock held by the holders of Series A Preferred Stock) are convertible into an aggregate number of shares of Common Stock not to exceed 19.99% of the outstanding shares of Common Stock (calculated immediately prior to the Closing Date) (the "Conversion Cap"), and the aggregate voting power of the Series A Preferred Stock (together with any shares of Common Stock held by the holders of Series A Preferred Stock), cannot be greater than 19.99% of the aggregate voting power of the then outstanding shares of Common Stock (calculated immediately prior to the Closing Date) (the "Voting Cap").
Pursuant to the Series A Purchase Agreement, we are required to cause the holders of our Common Stock to consider, within 90 days after the Closing Date, approval of the full convertibility of shares of Series A Preferred Stock into shares of Common Stock and the full voting power of shares of Series A Preferred Stock, i.e., the removal of the Conversion Cap and the Voting Cap (the "Series A Preferred Stock Proposal").

Certain Consequences if the Proposal is Not Approved
Until the Series A Preferred Stock Proposal is approved, the Series A Preferred Stock will still be subject to the Conversion Cap and Voting Cap. In addition, the Company will only be able to pay the dividends on the Series A Preferred Stock in cash or to accumulate cash dividends, while it might be more advantageous to pay the dividends in kind (in the form of additional shares of Series A Preferred Stock) or a combination of cash and in kind (see "Terms of the Series A Preferred Stock - Dividends"). If the Series A Preferred Stock Proposal is approved, the Company will be permitted to pay dividends on the Series A Preferred Stock in kind or a combination of cash and in kind.

Until the Series A Preferred Stock Proposal is approved, the Company would be prohibited from performing a forced conversion or redemption of the Series A Preferred Stock (see "Terms of the Series A Preferred Stock - Forced Conversion" and "Terms of the Series A Preferred Stock - Redemption") at a time when it might be advantageous for the Company to do so. If the Series A Preferred Stock Proposal is approved, the Company would be able to perform a forced conversion or redemption of the Series A Preferred Stock, subject to other terms and conditions applicable thereto.
Until the Series A Preferred Stock Proposal is approved, the Company is obligated to (1) seek a vote on the Series A Preferred Stock Proposal at the next annual meeting of Common Stock holders, (2) convene another special meeting of our Common Stock holders no more than 180 days thereafter, and (3) seek a vote on the Series A Preferred Stock Proposal at the next annual meeting of Common Stock holders thereafter, in each case unless the proposal is approved earlier.

Use of Proceeds
The Company expects to use the proceeds of the issuance of the Series A Preferred Stock primarily to fund the development of the Poplar field in Montana through the use of CO2 enhanced oil recovery and for general corporate purposes.

Terms of the Series A Preferred Stock
Ranking
The Series A Preferred Stock ranks senior to Common Stock with respect to dividend rights and rights on liquidation, winding up, and dissolution.
Voting
The Series A Preferred Stock is entitled to vote on an as-converted basis with the Common Stock, subject to the Voting Cap prior to the approval of the Series A Preferred Stock Proposal by the holders of the Common Stock. Holders of the Series A Preferred Stock are not entitled to cast any votes on the Series A Preferred Stock Proposal.
Dividends
The holder of each share of Series A Preferred Stock is entitled to a dividend equivalent to 7.0% per annum on the Purchase Price plus any accumulated unpaid dividends, payable quarterly in arrears. Prior to stockholder approval of the Series A Preferred Stock Proposal, the dividend must be paid in cash. However, such cash dividends may be accumulated, rather than paid, in some circumstances. After stockholder approval of the Series A Preferred Stock Proposal, the Company will have the option to pay the dividend in cash, in kind (in the form of additional shares of Series A Preferred Stock), or in a combination of cash and in kind.
Conversion
Each share of Series A Preferred Stock is convertible at any time, at the option of the holder of the Series A Preferred Stock, into one share of Common Stock, subject to the Conversion Cap prior to the approval of the Series A Preferred Stock Proposal by the holders of the Common Stock. The number of shares of Common Stock received upon conversion of the Series A Preferred Stock is equal to (x) the sum of (1) the Purchase Price plus any accumulated dividends on such share as of the conversion date plus (2) the amount of the accrued dividends with respect to such share as of the conversion date divided by (y) the conversion price in effect as of such conversion date.
The Series A Preferred Stock is entitled to customary anti-dilution protections.

Forced Conversion
Following stockholder approval of the Series A Preferred Stock Proposal, at any time after the third anniversary of the Closing Date, the Company will have the right to cause the holders of the Series A Preferred Stock to convert all, but not less than all, of the shares of Series A Preferred Stock into shares of Common Stock, if, among other conditions: (1) the average per share price of the Common Stock equals or exceeds 200% of the Purchase Price for a period of 20 out of 30 consecutive trading days, (2) the average daily trading volume of shares of Common Stock exceeds an amount equal to the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock divided by 45, and (3) the resale of the shares of Common Stock into which such shares are converted is covered by an effective registration statement or such shares of Common Stock may be sold or transferred without restriction under Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act").
Redemption
Following stockholder approval of the Series A Preferred Stock Proposal, at any time after the third anniversary of the Closing Date, and upon not less than 30 days prior written notice, the Company may elect to redeem all, but not less than all, shares of Series A Preferred Stock for an amount equal to the greater of (1) the closing sale price of the Common Stock on the date the Company delivers such notice multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, and (2) a cash payment that, when considering all cash dividends already paid, allows the holders of the Series A Preferred Stock to achieve a 20% internal rate of return on the then outstanding Series A Preferred Stock.
The Company will not be entitled to exercise such right until the resale of the shares of Common Stock into which the shares of Series A Preferred Stock are convertible are covered by an effective registration statement or such shares of Common Stock may be sold or transferred without restriction under Rule 144 under the Securities Act.
The holders of the Series A Preferred Stock will have the right to convert the Series A Preferred Stock into shares of Common Stock at any time prior to the close of business on the redemption date.
Change in Control
In the event of a "Change in Control" (as that term is defined in the Certificate of Designations governing the Series A Preferred Stock (the "Certificate of Designations")) of the Company, holders of Series A Preferred Stock will have the option to (1) convert shares of Series A Preferred Stock into shares of Common Stock immediately prior to the Change in Control, (2) in certain circumstances, receive stock or securities in the acquirer of the Company having substantially identical terms as those of the Series A Preferred Stock, or (3) receive a cash payment that, when considering all cash dividends already paid, allows the holders of the Series A Preferred Stock to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock.
Liquidation
Upon a liquidation, winding up or dissolution of the Company, holders of Series A Preferred Stock are entitled to a non-participating liquidation preference per share of Series A Preferred Stock equal to the greater of (1) the amount that such holder of Series A Preferred Stock would be entitled to receive if all such holder's shares of Series A Preferred Stock were converted into shares of Common Stock immediately prior to the liquidation event and (2) the liquidation preference of such share, which will be equal to (a) 115% of the Purchase Price until the second anniversary of the Closing Date, (b) 110% of the Purchase Price after the second anniversary of the Closing Date until the third anniversary of the Closing Date, (c) 105% of the Purchase Price after the third anniversary of the Closing Date until the fourth anniversary of the Closing Date, and (d) thereafter, at the Purchase Price, plus, in each case, any accrued and accumulated dividends on such share.
Board Representation
For so long as the holders of the Series A Preferred Stock own at least 15% or 10% of the outstanding Common Stock (assuming full conversion of the Series A Preferred Stock), the holders of a majority of the then outstanding shares of Series A Preferred Stock will have the right to appoint two members or one member, respectively, to the Board. These directors (the "Preferred Directors") will not be subject to director elections by the holders of Common Stock at the Company's annual meetings of stockholders. Pursuant to these provisions, Vadim Gluzman and Robert I. Israel were appointed to the Board on the Closing Date.
If the number of individuals constituting the Board (which is currently eight) is increased, then the number of Preferred Directors that the holders of the Series A Preferred Stock are entitled to elect shall be equal to the number set forth in the table below:

Size of the Board (including Preferred Directors)	Number of Preferred Directors
	If Ownership Percentage of the Holders of the Series A Preferred Stock Equals or Exceeds 25%	If Ownership Percentage of the Holders of the Series A Preferred Stock Equals or Exceeds 20% but is Less than 25%	If Ownership Percentage of the Holders of the Series A Preferred Stock Equals or Exceeds 15% but is Less than 20%	If Ownership Percentage of the Holders of the Series A Preferred Stock Equals or Exceeds 10% but is Less than 15%
8	2	2	2	1
9	2	2	2	1
10	3	2	2	1
11	3	3	2	2
12	3	3	2	2
Minority Veto Rights
For so long as the holders of the Series A Preferred Stock own at least 10% of the Common Stock (assuming full conversion of the Series A Preferred Stock), the Company will not be permitted to take any of the following actions, or enter into any arrangement or contract to take any of the following actions, without the affirmative vote or consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as a single class to the exclusion of the holders of Common Stock: (1) create, authorize or issue any stock that is senior to, or on parity with, the Series A Preferred Stock in terms of dividend rights or rights upon liquidation; (2) enter into certain related-party transactions; (3) make or commit to make any capital expenditures greater than $15.0 million that are not provided for in the then-current annual budget; (4) change the Company's principal line of business; and (5) increase the size of the Board to a number greater than 12.
In addition, for so long as any shares of Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, consenting separately as a single class to the exclusion of the holders of Common Stock, amend, repeal, modify or alter the Company's certificate of incorporation (including any provision of the Certificate of Designations) or bylaws or other organizational documents of the Company or any of its controlled affiliates, whether by or in connection with a merger or consolidation or otherwise, so as to adversely affect the specified rights, preferences, privileges or voting rights with respect to the Series A Preferred Stock.

Standstill
For a period of two years following the date of the Series A Purchase Agreement, One Stone is generally prohibited from (1) acquiring direct or beneficial control of any additional equity securities of the Company or any rights thereto; (2) making, or in any way participating in, directly or indirectly, any solicitation of proxies to vote in any election contest or initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposals; (3) participating in or forming any group or voting trust with respect to any voting securities of the Company; and (4) seeking to influence, modify, or control management, the Board, or any business, policies, or actions of the Company. Until such time as One Stone no longer holds any shares of Series A Preferred Stock, One Stone is prohibited from engaging, directly or indirectly, in any short selling of the Common Stock.

Registration Rights
Holders of the Series A Preferred Stock are entitled to resale registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, pursuant to the Registration Rights Agreement entered into by the Company and One Stone on the Closing Date.

Further Information
The terms of the Series A Preferred Stock are complex and only briefly summarized above. For further information on the Series A Purchase Agreement, the Series A Preferred Stock and the registration rights of the holders of the Series A Preferred Stock, please refer to the descriptions contained in the Current Report on Form 8-K filed with the SEC on May 13, 2013 and the transaction documents filed as exhibits to such report, which may be viewed on the SEC's website at www.sec.gov.

Vote Required for Approval
Approval of the Series A Preferred Stock Proposal to approve the full convertibility and full voting power of the Series A Preferred Stock will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or by proxy at the Special Meeting and entitled to vote on the matter, provided that a quorum exists at the Special Meeting.
For the Series A Preferred Stock Proposal, abstentions will be counted towards the vote total and will have the same effect as a vote "AGAINST" the proposal, but broker non-votes (which are not "entitled to vote" on the matter) will not be counted and will have no effect.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FULL CONVERTIBILITY AND FULL VOTING POWER OF THE SERIES A PREFERRED STOCK.

PROPOSAL 2

PROPOSAL 2 RATIFICATION OF APPROVAL BY BOARD OF DIRECTORS OF BY-LAW AMENDMENT TO ALLOW FOR PARTICIPATION IN STOCKHOLDER MEETINGS BY MEANS OF REMOTE COMMUNICATION

Explanation of Proposal
The Board has approved an amendment to the Company's By-Laws (the "By-Law Amendment") that allows the Board to permit stockholders to participate in meetings of the Company's stockholders by means of remote communication in accordance with the Delaware General Corporation Law. Specifically, the By-Law Amendment, which is set forth in a new paragraph under Article II - Meetings of Stockholders, Section 1 - Place of Meetings, of the Company's By-Laws, provides that the Board may, in its sole discretion, determine that future stockholder meetings will not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law, and that if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a future meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Company implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of that vote or other action must be maintained by the Company.
Historically, a stockholder who wanted to attend a meeting of the Company's stockholders was required to attend the meeting in person at the physical location of the meeting. Meetings of the Company's stockholders may not be in a convenient location for many of the Company's stockholders. The Board believes that the By-Law Amendment will give the Board the flexibility to take action to enhance the opportunity of the Company's stockholders to attend and participate in meetings of the Company's stockholders. Furthermore, even if the Board permits stockholders to participate in a stockholder meeting by means of remote communication, the Board currently intends that stockholder meetings will continue to be held in person at a physical location and all stockholders will continue to be entitled to attend stockholder meetings in person if they prefer to do so. The By-Law Amendment is not intended to have any effect on the ability of stockholders to vote their shares by proxy, via telephone, the Internet, or by completion of a proxy card, any time before a meeting of stockholders.
Although the adoption and implementation of the By-Law Amendment did not require the approval of the Company's stockholders, the Board is submitting the By-Law Amendment to the Company's stockholders for ratification of the Board's approval thereof in order to provide the Company's stockholders an opportunity to express their views on this matter. The stockholder vote on this matter will be considered advisory in nature and not binding on the Board, but will be considered by the Board when it determines whether to exercise the authority granted by the By-Law Amendment and whether to retain the provisions of the By-Law Amendment when considering other possible future amendments to the By-Laws.

The description of the By-Law Amendment set forth above is qualified in its entirety by reference to the text of the By-Law Amendment, which is attached as Appendix A to this Proxy Statement.

Vote Required for Approval
Approval of the proposal to ratify the approval by the Board of the By-Law Amendment to allow for participation in stockholder meetings by means of remote communication will require the affirmative vote of a majority of the shares of our Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Special Meeting and entitled to vote on the matter, provided that a quorum exists.
An abstention on the By-Law Amendment proposal will not constitute an affirmative vote and therefore will have the same effect as a vote "AGAINST" the proposal.
For further information, see "Vote Required for Approval - Vote Required" above.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE BOARD'S APPROVAL OF THE BY-LAW AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management
The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of June 20, 2013 (unless another date is specified by footnote below), by each Director of the Company and each named executive officer of the Company listed in the Summary Compensation Table contained in the Company's Amendment No. 3 to Annual Report on Form 10-K/A for the fiscal year ended June 30, 2012 filed with the SEC on February 15, 2013, and by all current Directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership*
Name of Individual or Group	Shares	Options	Percent of Class (1)
Vadim Gluzman, Director (2)	—	—	**
William H. Hastings, Former President and Chief Executive Officer (3)	428,888	2,712,500	6.63%
Robert I. Israel, Director (2)	—	—	**
Antoine J. Lafargue, Vice President - Chief Financial Officer and Treasurer (4)	—	800,000	1.76%
Brendan S. MacMillan, Director (5)	2,652,405	—	5.94%
Walter McCann, Director (6)	176,181	175,000	**
Ronald P. Pettirossi, Director (7)	148,188	103,125	**
Milam Randolph Pharo, Director and Former Vice President - General Counsel and Secretary (8)	—	166,666	**
J. Robinson West, Director (9)	189,313	250,000	**
J. Thomas Wilson, President and Chief Executive Officer and Director (10)	527,902	406,250	2.07%
Directors and Executive Officers as a Group (a total of 10 persons)	3,743,989	1,901,041	12.13%

*
Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Under SEC Rule 13d-3 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days, including through the exercise of any option, warrant, or right.

**	The percent of class beneficially owned is less than 1%.

(1)	Based on a total of 44,642,983 shares of Common Stock outstanding as of June 20, 2013.

(2)
Mr. Gluzman and Mr. Israel were appointed to the Board of Directors on May 17, 2013 pursuant to the board representation provisions of the Series A Purchase Agreement with One Stone, as discussed under "Proposal 1 - Terms of the Series A Preferred Stock - Board Representation" above. See the table under "Other Security Holders" below for beneficial ownership of shares by One Stone.

(3)	Mr. Hastings holds currently exercisable options to acquire 2,712,500 shares of Common Stock. In addition, the Company believes that Mr. Hastings holds 428,888 shares of Common Stock.

(4)
Mr. Lafargue holds time-based options to acquire an aggregate of 1,000,000 shares of Common Stock, consisting of 800,000 time-based options and 200,000 performance-based options. Under SEC reporting rules, Mr. Lafargue has acquired beneficial ownership of the shares of Common Stock underlying 200,000 performance-based options and 600,000 time-based options, 133,333 of which vested on August 2, 2011, 133,333 of which vested on August 2, 2012, 200,000 of which vested on November 30, 2012, and 133,334 of which are scheduled to vest on August 2, 2013 (within 60 days of June 20, 2013). The remaining 200,000 time-based options are scheduled to vest on November 30, 2013.

(5)	Includes 2,100 shares held by Mr. MacMillan's spouse and a total of 75,150 shares held by Mr. MacMillan as UTMA custodian for his daughters.

(6)
Mr. McCann is the direct beneficial owner of 176,181 shares of Common Stock and holds time-based options to acquire an aggregate of 175,000 shares of Common Stock. Under SEC reporting rules, Mr. McCann has acquired beneficial ownership of the shares of Common Stock underlying all 175,000 of the time-based options, which vested in installments on November 28, 2005 (100,000 options), April 1, 2011 (25,000 options), April 1, 2012 (25,000 options), and April 1, 2013 (25,000 options).

(7)
Mr. Pettirossi is the direct beneficial owner of 148,188 shares of Common Stock and holds time-based options to acquire an aggregate of 103,125 shares of Common Stock. Under SEC reporting rules, Mr. Pettirossi has acquired beneficial ownership of the shares of Common Stock underlying all 103,125 of the time-based options, which vested in installments on November 28, 2005 (78,125 options), April 1, 2011 (8,333 options), April 1, 2012 (8,333 options), and April 1, 2013 (8,334 options).

(8)
Mr. Pharo, who retired from the position of Vice President - General Counsel and Secretary on September 5, 2012 and was appointed to the Board of Directors on November 6, 2012, holds vested options to acquire an aggregate of 166,666 shares of Common Stock.

(9)
Mr. West is the direct beneficial owner of 189,313 shares of Common Stock and holds time-based options to acquire an aggregate of 250,000 shares of Common Stock. Under SEC reporting rules, Mr. West has acquired beneficial ownership of the shares of Common Stock underlying all 250,000 of the time-based options, which vested in installments on April 1, 2011 (83,333 options), April 1, 2012 (83,333 options), and April 1, 2013 (83,334 options).

(10) Mr. Wilson is the direct beneficial owner of 527,902 shares of Common Stock and holds options to acquire an aggregate of 468,750 shares of Common Stock, consisting of 406,250 time-based options and 62,500 performance-based options. Under SEC reporting rules, Mr. Wilson has acquired beneficial ownership of the shares of Common Stock underlying 62,500 performance-based options, which vested in full on March 2, 2010, and 343,750 of the time-based options, which vested in installments on February 2, 2010 (43,750 options), February 2, 2011 (43,750 options), April 1, 2011 (50,000 options), February 2, 2012 (43,750 options), April 1, 2012 (50,000 options), September 27, 2012 (62,500 options), and April 1, 2013 (50,000 options). The remaining 62,500 time-based options are scheduled to vest on September 27, 2013.

Other Security Holders
The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than 5% of the Company's issued and outstanding Common Stock:

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class
One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. 720 Fifth Avenue, 10th Floor New York, New York 10019	19,239,734	(1)	30.1%	(2)
William H. Hastings 2 Thurston Lane Falmouth, Maine 04105	3,141,388	(3)	6.63%	(4)
Brendan S. MacMillan 150A Manchester Street San Francisco, California 94110	2,652,405		5.94%

(1)
This information is based on a Schedule 13D filed by One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. with the SEC on May 24, 2013, and reflects 19,239,734 shares of Series A Convertible Preferred Stock issued to One Stone Holdings II LP on May 17, 2013. The shares of Series A Convertible Preferred Stock are convertible on a one-for-one basis into shares of Common Stock, subject to stockholder approval of Proposal 1 set forth in this Proxy Statement.

(2)
The percentage shown was calculated on the basis of an assumed 63,882,717 shares of Common Stock outstanding as of June 20, 2013, including the 19,239,734 shares of Common Stock into which the shares of Series A Convertible Preferred Stock may be converted, subject to stockholder approval of Proposal 1 set forth in this Proxy Statement.

(3)	Reflects currently exercisable options held by Mr. Hastings to acquire 2,712,500 shares of Common Stock, and 428,888 shares of Common Stock that the Company believes are held by Mr. Hastings.

(4)
The percentage shown was calculated on the basis of an assumed 47,355,483 shares of Common Stock outstanding as of June 20, 2013, including the 2,712,500 option shares which are deemed to be outstanding under SEC beneficial ownership reporting rules.

OTHER BUSINESS
The Company's By-Laws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Accordingly, no business other than Proposals 1 and 2 shall be conducted at the Special Meeting.

SOLICITATION OF PROXIES
The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation, and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has engaged The Proxy Advisory Group, LLC to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $12,900 in the aggregate. The Company has also retained Broadridge to provide or coordinate specified telephone and Internet voting, mailing, handling, inspector of election, tabulation, and document hosting services. The fees payable to Broadridge by the Company are approximately $30,000, including per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge's mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.
Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal included in the Company's notice of meeting and related proxy statement relating to the Company's 2013 Annual Meeting of Stockholders (which is assumed would be held on or about January 15, 2014) must follow the procedures set forth in SEC Rule 14a-8 under the Exchange Act and submit the proposal to the Company no later than August 25, 2013.

Notice of Business to be Brought Before a Stockholders' Meeting
If a stockholder wishes to present a proposal at the Company's 2013 Annual Meeting of Stockholders and the proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline set forth in the Company's By-Laws.
If a stockholder's proposal relates to business other than the nomination of persons for election to the Board, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
To be timely under this By-Law provision, a stockholder proposal must be received no earlier than October 17, 2013, but no later than November 16, 2013, which is the time period not less than 60 days nor more than 90 days prior to January 15, 2014. A stockholder's notice of such proposal must contain all of the information required by the By-Laws.

Nominations of Persons for Election to the Board of Directors
If a stockholder's proposal relates to the nomination of persons for election to the Board, the time frame under the Company's By-Laws for advance notice to the Company of such nomination is essentially the same as the above time frame for advance notice of a proposal relating to business other than the nomination of persons for election to the Board. A stockholder's nomination must contain all of the information required by the By-Laws.

All stockholder proposals should be submitted to the Company's Corporate Secretary at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203.
The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials, since there are other requirements in the Company's By-Laws and the SEC's proxy rules relating to such inclusion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and our website at http://www.magellanpetroleum.com. The SEC's website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.
The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as amended, filed with the SEC may be obtained upon written request to the Company, 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, Attention: Corporate Secretary.

By Order of the Board of Directors,

C. Mark Brannum
Vice President, General Counsel and Secretary

July 3, 2013

Appendix A

Amendment to By-Laws
Article II - Meetings of Stockholders, Section 1 - Place of Meetings, of the Company's By-Laws is hereby amended by adding at the end thereof a new paragraph which shall read in its entirety as follows:
The board of directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

A - 1

MAGELLAN PETROLEUM CORPORATION
SPECIAL MEETING OF STOCKHOLDERS - August 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder of shares of stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint J. Thomas Wilson, Antoine J. Lafargue, and C. Mark Brannum, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote such shares of stock at the Special Meeting of Stockholders of the Company to be held at the Magnolia Hotel, 818 17th Street, Denver, Colorado 80202, on Wednesday, August 14, 2013, at 10:00 a.m. local time, and at any adjourned or postponed meeting or meetings thereof, held for the same purpose, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, SUCH INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1 AND 2.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign in the full corporate name by its duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

(Continued and to be signed on the other side)

RETURN OF PROXIES
WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE SPECIAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

Magellan petroleum

C/O Broadridge Corporate Issuer Solutions
PO Box 1342
Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no choice is indicated, this proxy shall be determined to grant authority to vote FOR Proposals 1 and 2.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000182583_1 R1.0.0.51160